Exhibit 23-b









                       CONSENT OF INDEPENDENT ACCOUNTANTS





       We consent to the incorporation by reference in the registration statement of Kansas City Power & Light Company on Form S-3 (File Nos. 33-51799, 33-54196 and 33-56309) and Form S-8 (File Nos. 33-45618 and 33-62942)
  of our report dated January 30, 1995, on our audits of the consolidated financial statements of Kansas City Power & Light Company and Subsidiary as of December 31, 1994 and 1993, and for the years ended December 31, 1994, 1993, and 1992, which report is included in this Annual Report on Form 10-K.




                                                /s/Coopers & Lybrand L.L.P.
                                                  COOPERS & LYBRAND L.L.P.




  Kansas City, Missouri
  March 28, 1995